LICENSE AGREEMENT


     THIS LICENSE AGREEMENT made and entered this 1st day of December, 1998, by and between X-TREEM PRODUCTS CORPORATION, a Delaware corporation whose address is 100 Plaza Drive, Second Floor, Secaucus, New Jersey 07094 (hereinafter, the "Company") and PERRY'S MAJESTIC BEER, INC., a Delaware corporation whose address is 38 West 32nd Street, Suite 801, New York, New York 10001 (hereinafter, the "Licensee").

                                 R E C I T A L S

     A. The Company desires to grant to the Licensee the exclusive right and license to use the Names and Marks (as defined below), including but not limited to the right and license to manufacture and sell those beverages described on Schedule "A" attached hereto (the "Products"), and to grant an option to purchase the Names and Marks; and

     B. The Company has the right to grant to the Licensee the right and license to use the Names and Marks, including but not limited to the right and license to manufacture and sell the Products, and to grant to the Licensee an option to purchase the Names and Marks.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties covenant and agree as follows:

     1. Definitions.

          1.1 Where used herein or in any schedule or amendments hereto, the term "Names and Marks" shall mean the Company's general intangibles of any kind or nature whatsoever related to the mark "McCoy's" and the formulae, label and bottle designs and other packaging, and research and development related thereto, including but not limited to any and all names, insignias, labels, logos, commercial symbols, slogans and other identification schemes, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, customer or supplier lists, manuals, operating instructions, permits and franchises and/or applications that may be controlled from time to time by the Company for use in association with mark "McCoy's" and/or the Products, including but not limited to those listed on Schedule "B" attached hereto.

     2. Grant of License and Option.

          2.1 Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Licensee and the Licensee hereby accepts from the Company, the right and license (the "License") to use the Names and Marks, including but not limited to the right to manufacture and sell the Products (the "Rights"). The Licensee agrees to diligently exercise the License granted hereunder subject to the terms and conditions of this Agreement.

          2.2 The Licensee shall not, without the Company's written consent, use or otherwise employ the Names and Marks except in accordance with the terms and conditions of this Agreement, nor use, otherwise employ or permit the use or employment of any other trade mark, trade name, service mark or commercial symbol in connection with the Products.

          2.3 Subject to the terms and conditions of this Agreement, the Company hereby grants to the Licensee the option to purchase the Rights (the "Option"). This Option may be exercised at any time or times during normal business hours prior to the close of business on December 31, 2001, unless the term is extended in writing by mutual agreement of the parties hereto. The Option may be exercised by the Licensee by (a) delivery of a written notice to the Company of the Licensee's election to exercise the Option and
     (b) (i) payment of the Licensee to the Company of the sum of $300,000 (the "Option Price") in cash or by certified or official bank check or wire transfer of funds or (ii) delivery of a promissory note in the original principal amount of the Option Price and payable in full on or before December 31, 2001. This Agreement shall terminate upon exercise by the Licensee of the Option and satisfaction of the payment terms set forth hereunder in 2.3(i) or 2.3(ii).

          2.4 In consideration for the License and Option being granted to the Licensee herein, the Licensee shall, simultaneously with the execution hereof, deliver to the Company a promissory note in the form of Schedule "C" attached hereto (the "Promissory Note").

          2.5 During the term of this Agreement, the Licensee shall pay to the Company royalties of five percent (5%) of Net Sales (hereinafter defined) of McCoy's beverages, which royalties shall be payable on the last day of the month following the month in which such sales occurred. For purposes hereof, "Net Sales" shall mean the gross invoice price of the McCoy's beverages, less the total of (a) trade discounts, (b) sales, excise, use and other similar taxes actually paid or deducted and related to the sale,
     (c) credits given to customers for rejects or returns of the product or the value of any returns, and (d) freight costs.

          2.6 The Company shall not grant a license to any other person or entity to use the Names and Marks during the term of this Agreement.

          2.7 The Company shall make its best efforts to ensure that the distributors which are distributing the Products on behalf of the Company as of the date of this Agreement shall continue to distribute the Products after the grant of the License by the Company to the Licensee herein.

          2.8 In order to secure the Rights with respect to which the License and Option are granted herein, the Company shall deliver to the Licensee simultaneously with the execution hereof a Security Agreement in the form of Schedule "D" attached hereto granting to the Licensee, subject to the terms and conditions thereof, a security interest in the Names and Marks.

     3. Term.

          3.1 This Agreement shall commence on the date first above written and shall remain in effect, subject to termination as provided herein, for an initial term beginning on the date first above written and continuing until December 31, 2001 (herein the "Term").

          3.2 This Agreement may be terminated in accordance with the provisions of Section 9 hereof or by the exercise by the Licensee of the Option.

     4. Representations, Warranties and Covenants of the Company.

          4.1 The Company represents and warrants to the Licensee that the Company has the full power and authority to enter into this Agreement and to grant to the Licensee the License and the Option and has no agreements or contractual obligations with any other party which would conflict with this Agreement.

     5. Representations, Warranties, Duties and Obligations of the Licensee.

          5.1 The Licensee represents and warrants to the Company that the Licensee has the full power and authority to enter into this Agreement and to fulfill the duties and obligations it has undertaken pursuant to this Agreement and that it has no agreements or contractual obligations with any other party which would conflict with this Agreement.

          5.2 The Licensee agrees to manufacture the Products in accordance with the standards provided by the Company. The Licensee agrees to conduct its business in compliance with all material applicable laws and regulations, including but not limited to complying with regulatory standards for the manufacture, storage and handling of the Products and other products bearing the Names and Marks.

          5.3 The Licensee shall not make or permit any representation concerning the Company, the Products, or the Names and Marks other than the representations, if any, which are contained in approved documentation supplied by the

     Company to the Licensee for such purpose. All marketing, advertising and sales promotional material are subject to the approval of the Company, such approval to be provided by the Company within a reasonable time after submission of marketing, advertising and sales promotional materials to the Company by the Licensee for approval.

          5.4 The Licensee acknowledges the Company's exclusive ownership of the Names and Marks used in connection with the Products and agrees to take no action that would prejudice or interfere with such validity or ownership and further agrees not to apply for and/or assist any other person or entity applying for copyright and trademark rights relating to the Names and Marks or designs, unless and until the Licensee exercises its right to purchase the Rights pursuant to the Option.

          5.5 The Licensee shall refrain from committing any act or pursuing any course of conduct which tends to bring the Company, the Names and Marks or the Products into disrepute.

     6. Indemnification Obligations of Parties.

          6.1 The Company agrees and shall defend, indemnify and hold harmless the Licensee, its affiliates, partners, officers, directors, shareholders, employees, agents and assigns from and against any and all damages, claims, losses, liabilities, costs and expenses, including without limitation, reasonable attorneys' fees (herein "Losses") (except to the extent any such Losses are caused by or arise from the Licensee's gross negligence or willful misconduct) resulting from, arising out of, or by reason of (a) the Company's breach of any of its representations or warranties hereunder or the default or breach of any of its material obligations hereunder or (b) the Licensee's use of the Names and Marks provided such use is in compliance with the provisions of this Agreement.

          6.2 The Licensee agrees and shall defend, indemnify and hold harmless the Company, its affiliates, partners, officers, directors, shareholders, employees, agents and assigns from and against any and all Losses (except to the extent any such Losses are caused by or arise from the Company's gross negligence or willful misconduct) resulting from, arising out of, or by reason of (a) the Licensee's breach of any of its representations or warranties hereunder or the default or breach of any of its material obligations hereunder, (b) any act, omission or negligence of the Licensee or its employees, agents or contractors in connection with its or their performance hereunder, or (c) the manufacture, distribution and sale by the Licensee of the Products.

     7. Names and Marks.

          7.1 The Licensee acknowledges that the Company has control of the Names and Marks and that, furthermore, neither this Agreement nor the operation of the Licensee's business shall in any way give or be deemed to give the Licensee any interest in the Names and Marks except for the right to use the Names and Marks in accordance with the terms and conditions of this Agreement, unless and until the Licensee shall exercise the Option provided for hereunder (including making all payments due in connection therewith). The Licensee shall not use the Names and Marks or any contraction, variation or abbreviation thereof in any manner calculated to represent that it is the owner of the Names and Marks. Unless and until the Licensee exercises its right to purchase the Rights pursuant to the Option, neither during the Term of this Agreement nor at any time after termination hereof shall the Licensee, whether directly or indirectly, dispute or contest the validity or enforceability of the Names and Marks, attempt any registration thereof anywhere in the world, or attempt to dilute the value of any goodwill attaching to the Names and Marks. Any goodwill associated with the Names and Marks shall inure exclusively to the benefit of the Company.

          7.2 Without limiting the generality of the foregoing provisions, the Licensee agrees that the Licensee will not use the Names and Marks or any variation thereof as part of its corporate, firm or business name or for any other purpose save and except in accordance with the terms and condition of this Agreement or as may otherwise be specifically authorized by the Company in writing.

          7.3 No right, title or interest in the Names and Marks is transferred to the Licensee except the right to use them in the manner and subject to the terms and conditions set forth in this Agreement, unless and until the Licensee exercises its right to purchase the Rights pursuant to the Option.

          7.4 The Licensee will not take any action which might invalidate the Names and Marks or impair any rights of the Company. Moreover, the Licensee will not use the Names and Marks in any manner which might endanger the validity of the Names and Marks or of the registration thereof. The Licensee shall use the Names and Marks only in style as registered or, if not registered, as prescribed by the Company.

          7.5 In the event that the Licensee learns of any infringement or threatened infringement or piracy of any of the Names and Marks or any actual or intended passing-off by a third party, or that any third party alleges or claims or intends to allege or claim that any of the Names and Marks are liable to cause deception or confusion to the public or that any third party alleges or claims or intends to allege or claim that any of the Names and Marks infringe on its names and marks in any manner, the Licensee shall forthwith give notice thereof to the Company together with all such information with respect thereof as it may from time to time obtain. The parties undertake and agree to consult with each other with respect to how to respond to each infringement or violation. However, only the Company shall, in its absolute discretion, institute proceedings or defend proceedings as it shall deem advisable and the Licensee shall not, under any circumstances whatsoever, institute any legal proceedings relating to the Names and Marks without first obtaining the prior written consent of the Company. In the event the Company undertakes the defense or prosecution of any such legal proceedings, the Licensee agrees to execute any and all documents and do such acts and things as may, in the opinion of counsel for the Company, be necessary to carry out such defense or prosecution, provided the Company shall reimburse the Licensee for all of its costs and expenses related to such defense or prosecution.

     8. Non-Disclosure of Confidential Information.

          8.1 The Licensee hereby acknowledges that any confidential information contained herein and any other confidential information, whether oral or written, which is disclosed to the Licensee by the Company pursuant to this Agreement or otherwise has been disclosed to the Licensee in the strictest confidence and, accordingly, the Licensee hereby covenants and agrees that the Licensee will not, except in accordance with and as contemplated by this Agreement, either during the Term of this Agreement or at any time thereafter, make use of or disclose any information with respect to the Products, the Names and Marks or the business of the Company that it may obtain from the Company pursuant to this Agreement, nor will the Licensee, for its own purpose, or any other purpose whatsoever, disclose to anyone any information or knowledge the Licensee may acquire with respect to the Company's affairs.

          8.2 The Company hereby acknowledges that any confidential information disclosed to the Company by the Licensee in connection with this Agreement or otherwise, has been disclosed to the Company in the strictest confidence and, accordingly, the Company hereby covenants and agrees that the Company will not unless otherwise permitted in accordance with the provisions of this Agreement, either during the Term of this Agreement or at any time thereafter, make use of or disclose any information with respect to the business of the Licensee or otherwise that it may obtain from the Licensee pursuant to this Agreement, nor will the Company, for its own purpose or any other purpose whatsoever, disclose to anyone any information or knowledge the Company may acquire with respect to the Licensee's affairs.

          8.3 The foregoing provisions of this Section 8 shall not apply to any information which is in the public domain, or which is acquired by a party from any third party who is not under a confidentiality agreement with a party hereto, or except as may be required to be disclosed under applicable law or pursuant to court order, or unless otherwise permitted in writing by the other party.

     9. Termination.

          9.1 Notwithstanding anything contained in this Agreement to the contrary, the Company shall have the right to terminate this Agreement and License granted to the Licensee hereunder upon the happening of any one or more of the following events:

          (a) if the Licensee exercises its Put/Call rights provided for in the letter agreement between the Company and the Licensee dated October 22, 1998 (the "Letter Agreement"), pursuant to which the Licensee has the right to purchase from the Shareholders, as defined in the Letter Agreement, shares of the common stock of the Licensee previously purchased by the Shareholders from the Licensee pursuant to the Letter Agreement.

          (b) if the Licensee fails or refuses to pay promptly any amount payable under the Promissory Note when and as the same shall become due and payable; or

          (c) if the Licensee becomes insolvent or ceases to carry on business, or takes any action to liquidate its assets, or stops making payments in the usual course of business, provided that the foregoing shall not be construed so as to prohibit a bona fide reorganization of the Licensee; or

          (d) if the Licensee makes an assignment for the benefit of creditors, or a petition for bankruptcy is filed against and consented to by the Licensee, and such petition is not dismissed within ninety
               (90) days, or the Licensee is adjudicated bankrupt; or

          (e) if a receiver or any other person with like powers shall be appointed to take charge of and liquidate the Licensee's business, property or assets; or

          (f) if the Licensee should fail to comply with any other material requirement or obligation imposed upon the Licensee by this Agreement and such default shall not be cured within thirty (30) days after receipt of written notice to cure from the Company, or if the Licensee does not take and diligently pursue reasonable steps to cure such default if such default is of such a nature that a period of more than thirty (30) days is required for cure.

          9.2 Notwithstanding anything contained in this Agreement to the contrary, the Licensee shall have the right to terminate this Agreement upon the happening of any one or more of the following events:

          (a) if the Company becomes insolvent or ceases to carry on business, or takes any action to liquidate its assets, or stops making payments in the usual course of business, provided that the foregoing shall not be construed so as to prohibit a bona fide reorganization of the Company; or

          (b) if the Company makes an assignment for the benefit of creditors, or a petition for bankruptcy is filed against and consented to by the Company, and such petition is not dismissed within ninety
               (90) days, or the Company is adjudicated bankrupt; or

          (c) if a receiver or any other person with like powers shall be appointed to take charge of and liquidate the Company's business, property or assets; or

          (d) if the Company should fail to comply with any other material requirement or obligation imposed upon the Company by this Agreement and such default shall not be cured within thirty (30) days after receipt of written notice to cure from the Licensee, or if the Company does not take and diligently pursue reasonable steps to cure such default if such default is of such a nature that a period of more than thirty (30) days is required for cure.

     10. Effect of Termination.

          10.1 Upon the termination of this Agreement by the Company in accordance with the provisions of Section 9 or at the end of the Term:

          (a) all rights of the Licensee under this Agreement shall cease forthwith and thereafter the Licensee shall cease conducting the manufacture and selling of the Products and shall cease using the Names and Marks for any purposes whatsoever; and

          (b) the Licensee shall forthwith deliver up to the Company all forms, procedures, documents and information provided to the Licensee pursuant to this Agreement.

          10.2 In addition to the provisions of subparagraph 10.1(b) hereof, upon termination by the

     Company of this Agreement other than by the exercise by the Licensee of the Option, the Licensee shall forthwith furnish the Company with an itemized list of all quantities of unsold and unused Products, copyright design, marketing, advertising, and sales promotion materials designed to promote the sale of the Products and other property and material bearing the Names and Marks located on the Licensee's premises or under the Licensee's control. The Company shall be permitted by the Licensee to make an inspection of these materials. The Company shall have the option to purchase all of the said materials which are in a usable condition at the Licensee's laid in cost for such materials (the Licensee's actual cost paid for such materials, including without limitation applicable taxes, freight costs and storage charges), and the Licensee shall be obligated to deliver to the Company at the Licensee's premises all such materials purchased by the Company.

          10.3 Notwithstanding the termination of this Agreement for any reason whatsoever, all covenants and agreements to be performed and/or observed by the Licensee or the Company after termination of this Agreement including, without limitation, those set out in Sections 6, 7 and 8 hereof shall survive any such termination.

          10.4 The right of the Company or the Licensee to terminate this Agreement in accordance with the provisions hereof shall not be an exclusive remedy and the terminating party shall be entitled, alternatively or cumulatively, to damages arising out of any breach of this Agreement or to any other remedy (including any equitable remedy) available under applicable law.

     11. Sale, Assignment and Transfer.

          11.1 This Agreement shall inure to the benefit of the successors and assigns of the Company. The Company shall have the right to assign its rights under this Agreement to any person, firm, association or corporation, provided that such transferee shall agree in writing to assume all obligations undertaken by the Company herein and upon such assignment and assumption, the Company shall be under no further obligation hereunder.

          11.2 The Licensee understands and acknowledges that the rights and obligations created by this Agreement are personal to the Licensee, and that the Company has granted such rights to the Licensee in reliance on the character, skill, aptitude, as well as the business, legal and financial capacity of the Licensee and its management. Except as is hereinafter set forth in this paragraph, the Licensee shall not, without the Company's prior written consent, directly or indirectly, sell, assign, transfer, convey, pledge, mortgage, charge, grant any security interest or otherwise encumber any interest in this Agreement or in the right and license to use the Products or the Names and Marks. Notwithstanding anything to the contrary in this paragraph 11.2, the foregoing provisions shall not apply to a transfer of stock between the owners of the Licensee as of the date of this Agreement.

     12. General Provisions.

          12.1 Except for the obligations of the Licensee to make payments due to the Company, neither the Company nor the Licensee shall be held liable for the failure of either to comply with the terms of this Agreement if such failure is caused by fire, strike, labor boycotts, war, riots, insurrections, government restrictions, acts of God, shortages or unavailability of materials or other causes beyond such party's reasonable control and without its fault and not related to the economic or financial condition of such party.

          12.2 If for any reason whatsoever, any term or condition of this Agreement or the application thereof to any party or circumstance shall to any extent be invalid or unenforceable, all other terms and conditions of this Agreement and/or the application of such terms and conditions to parties or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and condition of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.

          12.3 All notices, consents, approvals, statements, authorizations, documents or other communications required or permitted to be given hereunder shall be in writing, and shall be delivered personally or mailed certified mail, return receipt requested, postage prepaid, to the said parties at their respective addresses set forth on the first page hereof, or at such other address or addresses as the party may designate by notice in writing to the other party hereto as provided herein. Any notices, consents, approvals, statements, authorizations, documents or other communications, if delivered personally or by certified mail, shall be deemed to have been given on the day of delivery, if a business day, or, if not a business day, on the business day next following the day of delivery.

          12.4 The headings and numbers of Sections and Paragraphs appearing in this Agreement or any schedules annexed hereto are inserted for convenience of reference only and shall not in any way affect the construction or intent of this Agreement.

          12.5 This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

          12.6 The waiver by the Company or the Licensee, as the case may be, of a breach of any term or condition contained in this Agreement shall not be deemed to be a waiver of any subsequent breach of the same or of any other term or condition herein contained. The subsequent acceptance by the Company of any amount payable hereunder by the Licensee shall not be deemed to be a waiver of any preceding breach of any term or condition of this Agreement, other than the failure to pay the particular amount so accepted, regardless of the Company's knowledge of such preceding breach at the time of acceptance of such amount. No term or condition of this Agreement shall be deemed to have been waived by the Company or the Licensee unless such waiver shall be in writing.

          12.7 Each of the parties hereto hereby covenants and agrees to execute and deliver such further and other agreements or documents and to cause to be done and performed any further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement.

          12.8 This Agreement and the schedules attached hereto constitute the entire, full and complete agreement between the Company and the Licensee concerning the subject matter hereof and supersede all prior agreements. No amendment, change or variance from this Agreement shall be binding on either party unless executed in writing.

          12.9 The recitals shall form an integral part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written but on the dates shown below.

The Company:

X-TREEM PRODUCTS CORPORATION,
a Delaware Corporation


By:   /s/ James B. Hovis
      ---------------------
Its    President
Dated: December 1, 1998

The Licensee:

PERRY'S MAJESTIC BEER, INC.
a Delaware Corporation


By:    /s/ Robert J. Sipper
      ----------------------
Its    President
Dated: December 1, 1998

                                  SCHEDULE "A"

                                    PRODUCTS

     All beverages bearing the trade name "McCoy's," including but not limited to lemonades, fruit drinks, and ready-to-drink iced teas.







/s/ James B. Hovis                                   /s/ Robert J. Sipper
------------------                                   --------------------
Company                                              Licensee

                                  SCHEDULE "B"

                                 NAMES AND MARKS

          1)   McCoy's (ser. no. 75/316,497)




/s/ James B. Hovis                                   /s/ Robert J. Sipper
------------------                                   --------------------
Company                                              Licensee

                                  SCHEDULE "C"


                                 PROMISSORY NOTE





/s/ James B. Hovis                                  /s/ Robert J. Sipper
------------------                                  --------------------
Company                                             Licensee

                                  SCHEDULE "D"


                               SECURITY AGREEMENT






/s/ James B. Hovis                                   /s/ Robert J. Sipper
------------------                                   --------------------
Company                                              Licensee